Exhibit (a)(1)(iii)

NOTICE OF VOLUNTARY OFFERING INSTRUCTIONS (“VOI”)

HEALTHSOUTH CORPORATION

OFFER TO PURCHASE FOR CASH

UP TO $350,000,000 OF SHARES OF ITS OUTSTANDING COMMON STOCK

(CUSIP No. 421924)

(the “Common Stock”)

Pursuant to the Offer to Purchase, dated February 20, 2013

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, MARCH 19, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE COMPANY (AS MAY BE EXTENDED, THE “EXPIRATION DATE”).

The undersigned acknowledges receipt of the Offer to Purchase, dated February 20, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and together with the Offer to Purchase, as amended and supplemented from time to time, the “Offer Documents”), constituting an offer (the “Offer”) by HealthSouth Corporation, a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer Documents, to purchase an aggregate of up to $350 million of shares of the Company’s outstanding Common Stock.

The undersigned hereby tenders pursuant to the Offer, on the terms and subject to the conditions of the Offer Documents, the Common Stock identified below. The undersigned hereby agrees to be bound by the terms and conditions of the Offer as set forth in the Offer Documents and agrees that the Company may enforce such agreement against the undersigned. The undersigned hereby certifies that such shares of Common Stock are credited to its DTC Free Account and authorizes DTC to deduct such shares of Common Stock from that account and credit such Common Stock to the account for the Offer established by Computershare Inc. (the “Depositary”) in accordance with DTC Rules, Voluntary Offerings Procedures and other applicable procedures.

This form should be used only for tenders after 5:00 p.m., New York City time, on the Expiration Date. Otherwise, tenders should be made through DTC’s system or otherwise as described in the Offer to Purchase.

A DTC participant tendering via VOI should fill out and sign this form and then fax it to the Depositary, at its fax number listed on the back cover of the Offer to Purchase. Immediately after faxing this VOI, the DTC participant should telephone the Depositary at its telephone number listed on the back cover of the Offer to Purchase to confirm receipt and discuss any other steps it may need to take.

This VOI must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC Participant as the owner of the Common Stock being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

DTC Participant Number:

Signature:

Capacity:

Name of Contact Person:

Area Code and Telephone Number Of Contact Person:

Date:

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of tenders of Common Stock will be determined by the Company. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to the Company’s determinations of these matters. The Company reserves the absolute right to reject any or all tenders or withdrawals of Common Stock that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender or withdrawal as to particular Common Stock. A waiver of any defect or irregularity with respect to the tender or withdrawal of any Common Stock shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender or withdrawal of any other Common Stock except to the extent the Company may otherwise so provide. The Company will interpret the terms and conditions of the Offer. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to the Company’s interpretation of the terms and conditions of the Offer. Tenders of Common Stock shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any tender or withdrawal of Common Stock, or will incur any liability to any holder for failure to give any such notification.

All tendering holders, by execution of a Letter of Transmittal or this Voluntary Offering Instructions form or a facsimile thereof or hereof, or delivery of an Agent’s Message through ATOP, waive any right to receive notice of the acceptance for purchase of their Common Stock.

NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO WHETHER TO TENDER ANY COMMON STOCK. NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT.

DESCRIPTION OF COMMON STOCK TENDERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Common Stock Tendered*
	Certificate No.	Number of Shares

CUSIP No. 421924*

* Must be tendered in denominations of individual shares.

Indicate below the order (by certificate number) in which shares of Common Stock are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares of Common Stock tendered are purchased due to proration, shares of Common Stock will be selected for purchase by the Depositary. See Instruction 10 to the Letter of Transmittal.

1st:	2nd:	3rd:	4th:	5th:

1.	Shares Tendered at a Price Determined by You:

By checking one of the following boxes below instead of the box under “Shares Tendered at a Price Determined Pursuant to the Offer,” you are tendering shares of Common Stock at the price checked. This action could result in none of your shares being purchased if the Final Purchase Price selected by the Company for the shares in accordance with the terms of the Offer is less than the price checked below.

If you want to tender portions of your shares of Common Stock at differing prices, you must complete a separate letter for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED,

THERE IS NO PROPER TENDER OF SHARES

☐ Price $22.50	☐ Price $23.75	☐ Price $25.00

☐ Price $22.75	☐ Price $24.00	☐ Price $25.25

☐ Price $23.00	☐ Price $24.25	☐ Price $25.50

☐ Price $23.25	☐ Price $24.50

☐ Price $23.50	☐ Price $24.75

-OR-

2.	Shares Tendered at a Price Determined Pursuant to the Offer:

☐	By checking this one box instead of one of the price boxes above, you are tendering shares of Common Stock and are willing to accept the Final Purchase Price as defined in the Offer to Purchase selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase all of your shares. Note this action could result in your receiving a price per share as low as $22.50.

CONDITIONAL TENDER

(See Instruction 11 to the Letter of Transmittal)

A stockholder may tender Common Stock subject to the condition that a specified minimum number of the stockholder’s shares of Common Stock tendered pursuant to the Letter of Transmittal must be purchased if any shares of Common Stock tendered are purchased, as described in the Offer to Purchase. Unless at least the minimum number of shares of Common Stock indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Common Stock tendered will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares of Common Stock that must be purchased if any are purchased, and the Company urges stockholders to consult their tax advisors before completing this section. Unless this box has been checked and a minimum number of shares of Common Stock specified, the tender will be deemed unconditional.

☐	The minimum number of shares Common Stock that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares of Common Stock designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares of Common Stock and checked this box:

☐	The tendered Common Stock represents all Common Stock held by the undersigned.

ODD LOTS

(See Instruction 12 to the Letter of Transmittal)

To be completed ONLY if Common Stock being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Time, an aggregate of fewer than 100 shares of Common Stock. The odd lot preference is not available for partial tenders or to beneficial or record holders of an aggregate of 100 or more shares of Common Stock, even if these holders have separate accounts or certificates representing fewer than 100 shares of Common Stock.

The undersigned is either (check one box):

☐	the beneficial or record owner of an aggregate of fewer than 100 shares of Common Stock, all of which are being tendered; or

☐	a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Common Stock and is tendering all of the Common Stock beneficially owned by each such person.